Exhibit 99.1

Transatlantic Holdings, Inc. Announces First Quarter Results

NEW YORK--(BUSINESS WIRE)--April 28, 2010--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income of $16 million, or $0.24 per common share (diluted), for the first quarter of 2010 compared to $75 million, or $1.13 per common share (diluted), for the first quarter of 2009.

Net operating income for the first quarter of 2010 was $17 million, or $0.26 per common share (diluted), compared to $108 million, or $1.63 per common share (diluted), in the first quarter of 2009.

First quarter 2010 net income and net operating income include $130 million of net pre-tax catastrophe costs, which are net of reinstatement premiums. $105 million of such costs relate to the earthquake in Chile. The $130 million of net pre-tax catastrophe costs will be partially offset by tax benefits totaling $46 million, or 35% of the pre-tax amount, over the full year of 2010. In applying the effective tax rate method which is used for interim periods, $27 million of the tax benefit was recognized in the 2010 first quarter. The balance of $19 million will be recognized in earnings over the remaining quarters of 2010. The computation of net pre-tax catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Commenting on the quarter, Robert F. Orlich, President and Chief Executive Officer, said, “Catastrophe costs for reinsurers were very significant this quarter following relatively benign levels in 2009, but Transatlantic earned a modest profit overall. Our other core operating results remained strong and in line with expectations.

“Market conditions stayed competitive and have not changed significantly in recent months. Moving forward as an independent company, we continue to see favorable new opportunities emerging globally, across multiple regions and business classes.”

Other highlights in the first quarter of 2010 include:

  Net premiums written of $1.03 billion, declining 2% from the prior year quarter. Excluding the impact of foreign exchange, net premiums written decreased 5% from the prior year quarter. Premium volume for the current period continues to reflect TRH’s exit in recent periods from certain accounts where margins were inadequate.
  Net investment income of $113 million, an increase of 3% year over year.
  Realized net capital losses of ($2) million, which includes ($6) million of other-than-temporary impairments charged to earnings. In the first quarter of 2009, realized net capital losses totaled ($61) million, which included other-than-temporary impairments charged to earnings of ($45) million.
  Combined ratio of 106.7%. Net pre-tax catastrophe costs of $130 million added 13.2 percentage points to the combined ratio in the 2010 first quarter. In 2009, first quarter catastrophe costs were negligible. Favorable loss reserve development related to prior accident years amounted to $7 million in the 2010 first quarter and $2 million in the 2009 first quarter.
  Net operating cash flow of $220 million.
  Net loss and loss adjustment expense reserves of $7.98 billion at quarter-end, an increase of $108 million (which is net of a reduction of $125 million due to foreign exchange) during the quarter.
  Stockholders’ equity of $3.99 billion at quarter-end. During the quarter, TRH repurchased approximately 2.2 million of its outstanding common shares under the existing share repurchase program for approximately $113 million. Two million of such shares were repurchased from American Home Assurance Company (AHAC), a subsidiary of AIG, in connection with the secondary public offering of AHAC’s interest in TRH. TRH received none of the proceeds of the secondary offering in which AHAC, in total, sold 8.5 million TRH shares. Immediately after the offering, AIG and its subsidiaries beneficially owned 0.7 million TRH shares (excluding those held by mutual funds that are advised or managed by subsidiaries of AIG), which represented 1.1% of TRH’s common shares then outstanding. At the end of the quarter, TRH had approximately $83 million remaining under its existing share repurchase program.
  Book value per common share of $61.97 at March 31, 2010, an increase of 2.0% during the quarter.
  Consolidated investments and assets of $12.18 billion and $15.13 billion, respectively, at quarter-end.
  TRH was added to the S&P MidCap 400 index during the quarter.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on TRH from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2009 as well as its other and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

TRH will host a conference call on Thursday, April 29, 2010 at 11:00 a.m. (ET) to discuss first quarter 2010 results. The call will be webcast live on the Internet ― available through the Investor Information-Earnings Information section of TRH’s website at www.transre.com. The live conference call can also be accessed by dialing 866-356-4279 (in the U.S.) or 617-597-5394 (International). The passcode for the conference call is 60683822.

Please refer to the Investor Information-Earnings Information section of TRH’s website at www.transre.com for a copy of the first quarter 2010 Financial Supplement which includes additional information on TRH’s financial performance.

After the completion of the call, an archived webcast will be available in the Investor Relations section of TRH’s website. Until May 6, 2010, a replay of the call will be available by dialing 888-286-8010 (in the U.S.) or 617-801-6888 (International). The passcode to access the replay is 98171912.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

The performance of TRH is commonly assessed by analysts and others based on performance measures which are not defined under GAAP. Those measures include net operating income (“NOI”), NOI Per Common Share (diluted) and annualized operating return on equity (“Annualized Operating ROE”). NOI is defined as GAAP net income excluding realized net capital losses and gain on early extinguishment of debt, net of taxes. NOI Per Common Share (diluted) represents NOI divided by average common shares outstanding on a diluted basis. Annualized Operating ROE is defined as NOI divided by the average of beginning and ending stockholders’ equity multiplied by four. In addition, GAAP annualized return on equity (“GAAP Annualized ROE”) is defined as GAAP net income divided by the average of beginning and ending stockholders’ equity multiplied by four. TRH uses these measures in analyzing its performance as these measures focus on the core fundamentals of TRH’s operations. While TRH considers realized net capital losses and the gain on early extinguishment of debt as integral parts of its business and results, such items are not indicative of the core fundamentals of TRH’s operations. TRH believes these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of TRH’s operating performance from period to period on bases that are not otherwise apparent under GAAP. These non-GAAP measures, namely, NOI, NOI Per Common Share (diluted) and Annualized Operating ROE should not be viewed as substitutes for GAAP net income, GAAP net income per common share on a diluted basis and GAAP Annualized ROE, respectively. Reconciliations of NOI, NOI Per Common Share (diluted) and Annualized Operating ROE to GAAP net income, GAAP net income per common share on a diluted basis and GAAP Annualized ROE, respectively, the most directly comparable GAAP measures, are included later in this press release.

TRH’s GAAP combined ratio and its components are presented in accordance with the methodology commonly used by insurance industry analysts and TRH's peers. The property and casualty insurance and reinsurance industries use the combined ratio as a measure of underwriting profitability. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. The loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the sum of net commissions and the decrease (increase) in deferred acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents other underwriting expenses expressed as a percentage of net premiums earned.

Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses net of related reinsurance recoverable, and are presented in accordance with principles prescribed or permitted by insurance regulatory authorities.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
Statement of Operations Data:
	Three Months Ended
	March 31,
	2010	2009	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$1,026,299	$1,047,102	(2.0)%
Increase in net unearned premiums	(33,704)	(70,571)
Net premiums earned	992,595	976,531	1.6
Net investment income	112,610	109,818	2.5
Realized net capital losses:
Total other-than-temporary impairments	(13,045)	(45,473)
Less: other-than-temporary impairments
recognized in other comprehensive
income	6,713	-
Other-than-temporary impairments
charged to earnings	(6,332)	(45,473)
Other realized net capital gains (losses)	4,443	(15,098)
Total realized net capital losses	(1,889)	(60,571)
Gain on early extinguishment of debt	-	9,878
Total revenues	1,103,316	1,035,656	6.5

Expenses:
Net losses and loss adjustment expenses	786,324	669,814
Net commissions	234,512	244,188
Increase in deferred acquisition costs	(5,500)	(17,365)
Other underwriting expenses	44,129	32,726
Interest on senior notes	17,086	10,362
Other, net	7,685	5,655
Total expenses	1,084,236	945,380

Income before income taxes	19,080	90,276	(78.9)
Income taxes	3,205	15,040
Net income	$15,875	$75,236	(78.9)

Net income per common share:
Basic	$0.24	$1.13	(78.7)%
Diluted	0.24	1.13	(78.9)

Cash dividends per common share	$0.20	$0.19	5.3

Weighted average common shares outstanding:
Basic	65,879	66,364
Diluted	66,551	66,576

GAAP Underwriting Ratios:
Loss	79.2%	68.6%
Commission	23.1	23.2
Other underwriting expense	4.4	3.4
Underwriting expense	27.5	26.6
Combined	106.7%	95.2%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of March 31, 2010 and December 31, 2009

Balance Sheet Data:
	2010	2009
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2010-$1,269,508; 2009-$1,271,397)	$1,213,120	$1,214,238
Available for sale, at fair value (amortized cost: 2010-$9,670,084; 2009-$9,281,934)	9,816,653	9,454,772
Equities, available for sale, at fair value (amortized cost: 2010-$449,701; 2009-$440,924)	507,294	506,612
Other invested assets	255,299	256,437
Short-term investments, at cost (approximates fair value)	385,970	883,336
Total investments	12,178,336	12,315,395
Cash and cash equivalents	423,784	195,723
Accrued investment income	147,867	148,055
Premium balances receivable, net	661,345	591,300
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	739,586	747,073
Deferred acquisition costs	243,181	237,466
Prepaid reinsurance premiums	95,625	60,251
Deferred income taxes	426,250	454,483
Other assets	218,434	193,913
Total assets	$15,134,408	$14,943,659
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,706,265	$8,609,105
Unearned premiums	1,243,803	1,187,526
Senior notes	1,033,193	1,033,087
Other liabilities	166,033	79,561
Total liabilities	11,149,294	10,909,279

Preferred stock, $1.00 par value; shares authorized: 10,000,000;
none issued	-	-
Common stock, $1.00 par value; shares authorized: 200,000,000;
shares issued: 2010-67,526,663; 2009-67,431,121	67,527	67,431
Additional paid-in capital	289,908	283,036
Accumulated other comprehensive income	124,365	69,701
Retained earnings	3,641,780	3,639,200
Treasury stock, at cost: 2010-3,215,600 shares; 2009-1,048,500 shares of common stock	(138,466)	(24,988)
Total stockholders' equity	3,985,114	4,034,380
Total liabilities and stockholders' equity	$15,134,408	$14,943,659

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended
	March 31,
	2010	2009
	(in thousands)

Net cash provided by operating activities	$220,460	$244,584

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	192,086	285,647
Proceeds of fixed maturities available for sale redeemed or matured	215,414	114,335
Proceeds of equities available for sale sold	88,080	115,413
Purchase of fixed maturities available for sale	(834,647)	(610,581)
Purchase of equities available for sale	(69,173)	(92,432)
Net sale (purchase) of other invested assets	1,961	(24,994)
Net sale of short-term investments	492,339	12,616
Change in other liabilities for securities in course of settlement	58,808	156,415
Other, net	-	(15,152)
Net cash provided by (used in) investing activities	144,868	(58,733)

Cash flows from financing activities:
Dividends to stockholders	(13,294)	(12,609)
Common stock issued	(2,408)	-
Acquisition of treasury stock	(113,478)	-
Repurchase of senior notes	-	(15,479)
Other, net	(1,014)	(429)
Net cash used in financing activities	(130,194)	(28,517)

Effect of exchange rate changes on cash and cash equivalents	(7,073)	(2,220)

Change in cash and cash equivalents	228,061	155,114
Cash and cash equivalents, beginning of period	195,723	288,920
Cash and cash equivalents, end of period	$423,784	$444,034

Supplemental cash flow information:
Income taxes (paid), net	$(10,047)	$(7,180)
Interest (paid) on senior notes	-	-

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income Data:
	Three Months Ended
	March 31,
	2010	2009
	(in thousands)

Net income	$15,875	$75,236

Other comprehensive income:
Net unrealized (depreciation) appreciation of investments, net of tax:
Net unrealized holding losses of fixed maturities on which
other-than-temporary impairments were taken	(6,713)	-
Net unrealized holding (losses) gains on all other securities	(14,273)	104,941
Reclassification adjustment for (gains) losses included in
net income	(13,112)	55,846
Deferred income tax benefit (charge) on above	11,934	(56,276)
	(22,164)	104,511

Net unrealized currency translation gain (loss), net of tax:
Net unrealized currency translation gain (loss)	118,198	(70,652)
Deferred income tax (charge) benefit on above	(41,370)	24,728
	76,828	(45,924)

Other comprehensive income	54,664	58,587

Comprehensive income	$70,539	$133,823

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Reconciliation of Non-GAAP Measures:
	Three Months Ended
	March 31,
	2010	2009
	(dollars in thousands, except per share amounts)

Net income	$15,875	$75,236
Total realized net capital losses, net of tax(1)	1,228	39,371
Gain on early extinguishment of debt, net of tax(1)	-	(6,421)
Net operating income	$17,103	$108,186

Net income per common share (diluted)	$0.24	$1.13
Total realized net capital losses, net of tax(1)	0.02	0.60
Gain on early extinguishment of debt, net of tax(1)	-	(0.10)
Net operating income per common share (diluted)	$0.26	$1.63

GAAP annualized return on equity	1.6%	9.2%
Total realized net capital losses, net of tax(1)	0.1	4.9
Gain on early extinguishment of debt, net of tax(1)	-	(0.8)
Annualized operating return on equity	1.7%	13.3%

(1) Assumes a tax rate of 35%.

CONTACT:
Transatlantic Holdings, Inc.
Thomas V. Cholnoky, 212-365-2292